SLM Private Credit Student Loan Trust 2005-A Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/1/05-8/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance	1,446,800,118.86	($6,543,604.41)	$1,440,256,514.45
	ii	Interest to be Capitalized	67,298,797.67		79,438,105.23

	iii	Total Pool	$1,514,098,916.53		$1,519,694,619.68
	iv	Cash Capitalization Account (Cii)	154,000,000.00		154,000,000.00

	v	Asset Balance	$1,668,098,916.53		$1,673,694,619.68

	i	Weighted Average Coupon (WAC)	7.437%		7.944%
	ii	Weighted Average Remaining Term	196.91		194.65
	iii	Number of Loans	161,631		160,401
	iv	Number of Borrowers	131,632		130,631
	v	Prime Loans Outstanding — Monthly Reset	$742,835,322.86		$749,515,686.64
	vi	Prime Loans Outstanding — Quarterly/Annual Reset	$728,540,356.08		$727,940,048.84
	vii	T-bill Loans Outstanding	$42,560,374.84		$41,903,738.86
	viii	Fixed Loans Outstanding	$162,862.75		$335,145.34

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/05	O/S Securities *	Balance 9/15/05	O/S Securities *

B	i	A-1 Notes	78443CBS2	0.040%	$446,495,587.45	27.121%	$440,719,346.02	26.865%
	ii	A-2 Notes	78443CBT0	0.140%	464,000,000.00	28.185%	464,000,000.00	28.284%
	iii	A-3 Notes	78443CBU7	0.200%	370,000,000.00	22.475%	370,000,000.00	22.554%
	iv	A-4 Notes	78443CBV5	0.310%	237,215,000.00	14.409%	237,215,000.00	14.460%
	v	B Notes	78443CBW3	0.280%	53,920,000.00	3.275%	53,920,000.00	3.287%
	vi	C Notes	78443CBX1	0.590%	74,659,000.00	4.535%	74,659,000.00	4.551%

	vii	Total Notes			$1,646,289,587.45	100.000%	$1,640,513,346.02	100.000%

			06/15/2005	09/15/2005

C	i	Specified Reserve Account Balance ($)	$3,762,659.00	$3,762,659.00
	ii	Reserve Account Balance ($)	$3,762,659.00	$3,762,659.00
	iii	Cash Capitalization Acct Balance ($)	$154,000,000.00	$154,000,000.00
	iv	Initial Asset Balance	$1,659,063,683.00	$1,659,063,683.00
	v	Specified Overcollateralization Amount	$33,181,273.66	$33,181,273.66
	vi	Actual Overcollateralization Amount	$21,809,329.08	$33,181,273.66
	vii	Has the Stepdown Date Occurred? **	No	No

	General Trust Information

D	i	Indenture Trustee	JPMorgan Chase Bank	iii	Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv	Swap Counterparty	Morgan Stanley Capital Services
		Initial Pool Balance	$1,511,494,302.12

*	Percentages may not total 100% due to rounding
**	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and June 15, 2010. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2005-A Transactions from: 06/01/2005 through: 08/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$17,066,391.36
	ii	Purchases by Servicer (Delinquencies >180)	260,742.48
	iii	Other Servicer Reimbursements	6,479.19
	iv	Other Principal Reimbursements	74,095.26

	v	Total Principal Collections	$17,407,708.29

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(9,624,324.64)
	iii	Capitalized Insurance Fee	(1,241,091.04)
	iv	Other Adjustments	1,311.80

	v	Total Non-Cash Principal Activity	$(10,864,103.88)

C	Total Student Loan Principal Activity		$6,543,604.41

D	Student Loan Interest Activity
	i	Interest Payments Received	$5,538,420.43
	ii	Purchases by Servicer (Delinquencies >180)	10,905.37
	iii	Other Servicer Reimbursements	88.02
	iv	Other Interest Reimbursements	3,548.00
	v	Late Fees	72,763.72
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$5,625,725.54

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	9,624,324.64
	iii	Other Interest Adjustments	(131.90)

	iv	Total Non-Cash Interest Adjustments	$9,624,192.74

F	Total Student Loan Interest Activity		$15,249,918.28

III. 2005-A Collection Account Activity 06/01/2005 through 08/31/2005

A	Principal Collections
	i	Principal Payments Received	$16,380,994.61
	ii	Consolidation Principal Payments	685,396.75
	iii	Purchases by Servicer (Delinquencies >180)	260,742.48
	iv	Reimbursements by Seller	14,238.22
	v	Reimbursements by Servicer	6,479.19
	vi	Other Re-purchased Principal	59,857.04

	vii	Total Principal Collections	$17,407,708.29

B	Interest Collections
	i	Interest Payments Received	$5,527,756.37
	ii	Consolidation Interest Payments	10,664.06
	iii	Purchases by Servicer (Delinquencies >180)	10,905.37
	iv	Reimbursements by Seller	73.40
	v	Reimbursements by Servicer	88.02
	vi	Other Re-purchased Interest	3,474.60
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	72,763.72

	ix	Total Interest Collections	$5,625,725.54

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$494,383.36

E	Funds Repaid from Prior Collection Periods		$(2,100,000.00)

F	Investment Income		$1,338,747.34

G	Borrower Incentive Reimbursements		$15,581.18

H	Gross Swap Receipt (Monthly Reset), Morgan Stanley Capital Services		$6,473,397.15

I	Gross Swap Receipt (Quarterly Reset), Morgan Stanley Capital Services		$6,348,824.46

J	Other Deposits		$168,083.28

	TOTAL FUNDS RECEIVED		$35,772,450.60

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,688,732.06)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$34,083,718.54

K	Amount Released from Cash Capitalizaton Account		$0.00

L	AVAILABLE FUNDS		$34,083,718.54

M	Servicing Fees Due for Current Period		$842,236.65

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$862,236.65

IV. 2005-A Loss and Recovery Detail

			% of
A	i	Cumulative Realized Losses Test	Original Pool	05/31/2005	08/31/2005

		September 15, 2004 to June 15, 2009	15%	$226,724,145.32	$226,724,145.32
		September 15, 2009 to June 15, 2012	18%
		September 16, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$90,158.39	$260,742.48
	iii	Cumulative Interest Purchases by Servicer		2,596.88	10,905.37

	iv	Total Gross Defaults:		$92,755.27	$271,647.85

V. 2005-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:

In School	7.407%	7.854%	93,920	82,612	58.108%	51.503%	$860,117,620.33	$749,329,138.97	59.450%	52.027%

Grace	7.737%	8.127%	34,992	32,325	21.649%	20.153%	304,263,572.77	307,626,635.91	21.030%	21.359%

Deferment	6.783%	7.478%	2,341	2,907	1.448%	1.812%	19,398,662.52	23,231,718.54	1.341%	1.613%

TOTAL INTERIM	7.482%	7.923%	131,253	117,844	81.205%	73.468%	$1,183,779,855.62	$1,080,187,493.42	81.821%	75.000%
REPAYMENT
Active
Current	7.113%	7.751%	26,509	35,363	16.401%	22.047%	$225,369,958.48	$290,352,911.49	15.577%	20.160%
31-60 Days Delinquent	9.049%	9.691%	655	1,254	0.405%	0.782%	5,218,244.28	10,083,542.39	0.361%	0.700%
61-90 Days Delinquent	8.990%	9.849%	275	534	0.170%	0.333%	2,062,071.10	4,007,664.74	0.143%	0.278%
91-120 Days Delinquent	8.775%	10.963%	104	293	0.064%	0.183%	655,904.07	1,981,930.13	0.045%	0.138%
121-150 Days Delinquent	0.000%	11.039%	0	200	0.000%	0.125%	0.00	1,536,490.77	0.000%	0.107%
151-180 Days Delinquent	0.000%	8.453%	0	33	0.000%	0.021%	0.00	270,816.14	0.000%	0.019%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	7.692%	8.766%	2,835	4,880	1.754%	3.042%	29,714,085.31	51,835,665.37	2.054%	3.599%

TOTAL REPAYMENT	7.236%	8.007%	30,378	42,557	18.795%	26.532%	$263,020,263.24	$360,069,021.03	18.179%	25.000%

GRAND TOTAL	7.437%	7.944%	161,631	160,401	100.000%	100.000%	$1,446,800,118.86	$1,440,256,514.45	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI. 2005-A Portfolio Characteristics by Loan Program

LOAN PROGRAM	WAC	# Loans	$ Amount	%

- Signature Loans	8.122%	144,696	$1,246,570,888.10	86.552%
- Law Loans	7.463%	7,879	85,827,899.78	5.959%
- Med Loans	6.353%	4,440	44,043,195.08	3.058%
- MBA Loans	6.181%	3,386	63,814,531.49	4.431%

- Total	7.944%	160,401	$1,440,256,514.45	100.000%

*    Percentages may not total 100% due to rounding

VII. 2005-A Interest Rate Swap Calculations

A	Swap Payments			Morgan Stanley Capital Services
				Monthly Reset

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding		$742,835,322.86

	Counterparty Pays:
	ii	3 Month LIBOR		3.41000%
	iii	Gross Swap Receipt Due Trust		$6,473,397.15
	iv	Days in Period	06/15/2005 - 09/15/2005	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ)		6.08424%
	vi	Less: Spread		2.72000%

	vii	Net Payable Rate		3.36424%
	viii	Gross Swap Payment Due Counterparty		$6,299,041.65
	ix	Days in Period	06/15/2005 - 09/15/2005	92

				Morgan Stanley Capital Services
				Quarterly Reset

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding		$728,540,356.08

	Counterparty Pays:
	ii	3 Month LIBOR		3.41000%
	iii	Gross Swap Receipt Due Trust		$6,348,824.46
	iv	Days in Period	06/15/2005 - 09/15/2005	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ)		6.00000%
	vi	Less: Spread		2.70000%

	vii	Net Payable Rate		3.30000%
	viii	Gross Swap Payment Due Counterparty		$6,059,858.96
	ix	Days in Period	06/15/2005 - 09/15/2005	92

VIII. 2005-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.008816667	6/15/05 - 9/15/05	3.45000%
B	Class A-2 Interest Rate	0.009072222	6/15/05 - 9/15/05	3.55000%
C	Class A-3 Interest Rate	0.009225556	6/15/05 - 9/15/05	3.61000%
D	Class A-4 Interest Rate	0.009506667	6/15/05 - 9/15/05	3.72000%
E	Class B Interest Rate	0.009430000	6/15/05 - 9/15/05	3.69000%
F	Class C Interest Rate	0.010222222	6/15/05 - 9/15/05	4.00000%

IX. 2005-A Inputs From Prior Period 05/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,446,800,118.86
	ii	Interest To Be Capitalized	67,298,797.67

	iii	Total Pool	$1,514,098,916.53
	iv	Cash Capitalization Account (CI)	154,000,000.00

	v	Asset Balance	$1,668,098,916.53

B	Total Note and Certificate Factor		0.997271366
C	Total Note Balance		$1,646,289,587.45

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.990012400	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$446,495,587.45	$464,000,000.00	$370,000,000.00	$237,215,000.00	$53,920,000.00	$74,659,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

X. 2005-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	6/15/05	$1,517,710,587	$1,571,630,587	$1,646,289,587
Asset Balance	5/31/05	$1,668,098,917	$1,668,098,917	$1,668,098,917

Pool Balance	8/31/05	$1,519,694,620	$1,519,694,620	$1,519,694,620
Amounts on Deposit*	9/15/05	167,107,747	166,599,281	165,836,100
Total		$1,686,802,367	$1,686,293,901	$1,685,530,720

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts
on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$150,388,329.08
Specified Class A Enhancement		$251,054,192.95	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$96,468,329.08
Specified Class B Enhancement		$169,461,580.24	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$21,809,329.08
Specified Class C Enhancement		$50,210,838.59	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2005-A Cash Capitalization Account Triggers

		Cash Capitalization Account Balance as of Collection End Date	08/31/2005	$154,000,000.00
		Less: Excess of Trust fees & Note interest due over Available Funds	09/15/2005	$0.00
		Cash Capitalization Account Balance (CI)*		$154,000,000.00

A	i	5.50% of initial Asset Balance		$91,248,502.57
	ii	Excess, CI over 5.50% of initial Asset Balance		$62,751,497.44
	iii	Release A(ii) excess to Collection Account?**	09/15/2005	DO NOT RELEASE

B	i	3.50% of initial Asset Balance		$58,067,228.91
	ii	Excess, CI over 3.50% of initial Asset Balance		$95,932,771.09
	iii	Release B(ii) excess to Collection Account?**	09/15/2005	DO NOT RELEASE

C	i	1.50% of initial Asset Balance		$24,885,955.25
	ii	Excess, CI over 1.50% of initial Asset Balance		$129,114,044.75
	iii	Release C(ii) excess to Collection Account?**	09/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)*	09/15/2005	$0.00

*as defined under “Asset Balance” on page S-69 of the prospectus supplement
** determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-49 of the prospectus supplement

XII. 2005-A            Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	06/15/2005	$1,517,710,587.45
	iii	Asset Balance	08/31/2005	$1,673,694,619.68

	iv	First Priority Principal Distribution Amount	09/15/2005	$—
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	06/15/2005	$1,571,630,587.45
	vii	Asset Balance	08/31/2005	$1,673,694,619.68
	viii	First Priority Principal Distribution Amount	09/15/2005	$—

	ix	Second Priority Principal Distribution Amount	09/15/2005	$—
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	06/15/2005	$1,646,289,587.45
	xii	Asset Balance	08/31/2005	$1,673,694,619.68
	xiii	First Priority Principal Distribution Amount	09/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	09/15/2005	$—
	xv	Third Priority Principal Distribution Amount	09/15/2005	$—

B	Regular Principal Distribution
	i	Aggregate Notes Outstanding	06/15/2005	$1,646,289,587.45

	ii	Asset Balance	08/31/2005	$1,673,694,619.68
	iii	Specified Overcollateralization Amount	09/15/2005	$33,181,273.66
	iv	First Priority Principal Distribution Amount	09/15/2005	$—
	v	Second Priority Principal Distribution Amount	09/15/2005	$—
	vi	Third Priority Principal Distribution Amount	09/15/2005	$—
	vii	Regular Principal Distribution Amount		$5,776,241.43

C	Class A Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class A Notes Outstanding	06/15/2005	$1,517,710,587.45
	iii	Asset Balance	08/31/2005	$1,673,694,619.68
	iv	85% of Asset Balance	08/31/2005	$1,422,640,426.73
	v	Specified Overcollateralization Amount	09/15/2005	$33,181,273.66
	vi	Lesser of (iii) and (ii - iv)		$1,422,640,426.73
	vii	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$5,776,241.43
	viii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—
	ix	Actual Principal Distribution Amount paid		$5,776,241.43
	x	Shortfall		$—

D	Class B Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class B Notes Outstanding	06/15/2005	$53,920,000.00
	iii	Asset Balance	08/31/2005	$1,673,694,619.68
	iv	89.875% of Asset Balance	08/31/2005	$1,504,233,039.44
	v	Specified Overcollateralization Amount	09/15/2005	$33,181,273.66
	vi	Lesser of (iii) and (ii - iv)		$1,504,233,039.44
	vii	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class C Notes Outstanding	06/15/2005	$74,659,000.00
	iii	Asset Balance	08/31/2005	$1,673,694,619.68
	iv	97% of Asset Balance	08/31/2005	$1,623,483,781.09
	v	Specified Overcollateralization Amount	09/15/2005	$33,181,273.66
	vi	Lesser of (iii) and (ii - iv)		$1,623,483,781.09
	vii	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIII. 2005-A            Waterfall for Distributions

					Remaining
					Funds Balance

A	Total Available Funds (Sections III-L)			$34,083,718.54	$34,083,718.54

B	Primary Servicing Fees-Current Month plus any Unpaid			$842,236.65	$33,241,481.89

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$33,221,481.89

D	i	Gross Swap Payment due (Monthly Reset)		$6,299,041.65	$26,922,440.24
	ii	Gross Swap Payment due (Quarterly Reset)		$6,059,858.96	$20,862,581.28

E	i	Class A-1 Noteholders’ Interest Distribution Amount due	09/15/2005	$3,936,602.76	$16,925,978.52
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	09/15/2005	$4,209,511.11	$12,716,467.41
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	09/15/2005	$3,413,455.56	$9,303,011.85
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	09/15/2005	$2,255,123.93	$7,047,887.92
	v	Swap Termination Fees due	09/15/2005	$0.00	$7,047,887.92

F	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$7,047,887.92

G	Class B Noteholders’ Interest Distribution Amount due		09/15/2005	$508,465.60	$6,539,422.32

H	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$6,539,422.32

I	Class C Noteholders’ Interest Distribution Amount			$763,180.89	$5,776,241.43

J	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$5,776,241.43

K	Increase to the Specified Reserve Account Balance			$0.00	$5,776,241.43

L	Regular Principal Distribution Amount — Principal Distribution Account			$5,776,241.43	$0.00

M	Carryover Servicing Fees			$0.00	$0.00

N	Swap Termination Payments			$0.00	$0.00

O	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$0.00

P	Remaining Funds to the Certificateholders			$0.00	$0.00

XIV. 2005-A            Principal Distribution Account Allocations

				Remaining
				Funds Balance

A	Total from Collection Account		$5,776,241.43	$5,776,241.43

B	i	Class A-1 Principal Distribution Amount Paid	$5,776,241.43	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Principal Distribution Amount Paid		$0.00	$0.00

F	Remaining Class B Principal Distribution Amount Paid		$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

XV. 2005-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$3,936,602.76	$4,209,511.11	$3,413,455.56	$2,255,123.93	$508,465.60	$763,180.89
	ii	Quarterly Interest Paid			3,936,602.76	4,209,511.11	3,413,455.56	2,255,123.93	508,465.60	763,180.89

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$5,776,241.43	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			5,776,241.43	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$9,712,844.19	$4,209,511.11	$3,413,455.56	$2,255,123.93	$508,465.60	$763,180.89

B	Note Balances			06/15/2005	Paydown Factors	09/15/2005
	i	A-1 Note Balance	78443CBS2	$446,495,587.45		$440,719,346.02
		A-1 Note Pool Factor		0.990012400	0.012807600	0.977204800

	ii	A-2 Note Balance	78443CBT0	$464,000,000.00		$464,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBU7	$370,000,000.00		$370,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CBV5	$237,215,000.00		$237,215,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78443CBW3	$53,920,000.00		$53,920,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CBX1	$74,659,000.00		$74,659,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2005-A Historical Pool Information

			6/1/05-8/31/05	4/28/05-5/31/05

Beginning Student Loan Portfolio Balance			$1,446,800,118.86	$1,449,929,873.09

	Student Loan Principal Activity
	i	Principal Payments Received	$17,066,391.36	$5,483,801.00
	ii	Purchases by Servicer (Delinquencies >180)	260,742.48	90,158.39
	iii	Other Servicer Reimbursements	6,479.19	147.45
	iv	Seller Reimbursements	74,095.26	30,600.47

	v	Total Principal Collections	$17,407,708.29	$5,604,707.31
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00
	ii	Capitalized Interest	(9,624,324.64)	(2,382,375.82)
	iii	Capitalized Insurance Fee	($1,241,091.04)	($92,864.83)
	iv	Other Adjustments	1,311.80	287.57

	v	Total Non-Cash Principal Activity	$(10,864,103.88)	$(2,474,953.08)

(-)	Total Student Loan Principal Activity		$6,543,604.41	$3,129,754.23

	Student Loan Interest Activity
	i	Interest Payments Received	$5,538,420.43	$1,570,837.10
	ii	Repurchases by Servicer (Delinquencies >180)	10,905.37	2,596.88
	iii	Other Servicer Reimbursements	88.02	1.94
	iv	Seller Reimbursements	3,548.00	3,482.11
	v	Late Fees	72,763.72	18,378.00
	vi	Collection Fees	0.00	0.00

	viii	Total Interest Collections	$5,625,725.54	$1,595,296.03

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00
	ii	Capitalized Interest	9,624,324.64	2,382,375.82
	iii	Other Interest Adjustments	(131.90)	20.83

	iv	Total Non-Cash Interest Adjustments	$9,624,192.74	$2,382,396.65

	v	Total Student Loan Interest Activity	$15,249,918.28	$3,977,692.68

(=)	Ending Student Loan Portfolio Balance		$1,440,256,514.45	$1,446,800,118.86
(+)	Interest to be Capitalized		$79,438,105.23	$67,298,797.67

(=)	TOTAL POOL		$1,519,694,619.68	$1,514,098,916.53

(+)	Cash Capitalization Account Balance (CI)		$154,000,000.00	$154,000,000.00

(=)	Asset Balance		$1,673,694,619.68	$1,668,098,916.53

XVII. 2005-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-05	$1,514,098,917	2.18%

Sep-05	$1,519,694,620	2.81%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.